UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2014

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 18, 2014, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated September 3, 2014, by and among Bolt Technology Corporation, a Connecticut corporation ("Bolt"), Teledyne Technologies Incorporated ("Teledyne") and Lightning Merger Sub, Inc., a Connecticut corporation and wholly-owned subsidiary of Teledyne (“Merger Sub”), Merger Sub was merged with and into Bolt with Bolt continuing as the surviving corporation (the "Merger"). As a result of the Merger, Bolt became a wholly-owned subsidiary of Teledyne and changed its name to "Teledyne Bolt, Inc." Under the terms of the Merger Agreement, at the effective time of the Merger, each share of Bolt’s common stock issued and outstanding immediately prior to the effective time (other than shares owned by Bolt (or held in Bolt's treasury), Teledyne or Merger Sub or any of their direct or indirect wholly owned subsidiaries) was converted automatically into the right to receive the merger consideration of $22.00 per share in cash, without interest and less any applicable withholding. Additionally, at the effective time of the Merger, each outstanding option to purchase common stock of Bolt (whether vested or unvested) was converted into the right to receive an amount in cash equal to the excess, if any, of $22.00 over the exercise price of such option, and each outstanding share of restricted stock vested and was converted into the right to receive an amount in cash equal to $22.00, in each case without interest and less any applicable withholding taxes.

The anticipated aggregate consideration paid by Teledyne to consummate the Merger is approximately $171 million, taking into account Bolt’s stock options and net cash. The purchase price paid by Teledyne was funded by (i) borrowings under Teledyne’s existing credit facility and (ii) cash on hand. The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which was filed as Exhibit 2.1 to Teledyne's Current Report on Form 8-K with the SEC on September 4, 2014. A press release announcing the completion of the Merger is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 2.1
Agreement and Plan of Merger, dated as of September 3, 2014 among Teledyne Technologies Incorporated, Lightning Merger Sub, Inc. and Bolt Technology Corporation (incorporated by reference to Exhibit 2.1 to Form 8-K Current Report, dated September 3, 2014 and filed with the Commission on September 4, 2014).

Exhibit 99.1	Press Release, dated as of November 18, 2014, of Teledyne announcing the closing of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Susan L. Main

Susan L. Main
Senior Vice President and Chief Financial Officer

Dated November 18, 2014

Exhibit Index

Exhibit 2.1
Agreement and Plan of Merger, dated as of September 3, 2014 among Teledyne Technologies Incorporated, Lightning Merger Sub, Inc. and Bolt Technology Corporation (incorporated by reference to Exhibit 2.1 to Form 8-K Current Report, dated September 3, 2014 and filed with the Commission on September 4, 2014).

Exhibit 99.1	Press Release, dated as of November 18, 2014, of Teledyne announcing the closing of the Merger.